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                                   EXHIBIT 11


                                PTN MEDIA, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                  FOR THE PERIOD ENDED
                                                    DECEMBER 31, 1997
                                                  --------------------
NET (LOSS)....................................          $ (155,017)
                                                        ----------
                                                        ----------
WEIGHTED AVERAGE COMMON SHARES................           2,967,348
                                                        ----------
                                                        ----------
BASIC (LOSS) PER COMMON SHARE.................          $     (.05)
                                                        ----------
                                                        ----------


                                 - Exhibit 11 -

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                                                                   EXHIBIT 23.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

PTN Media, Inc.

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated March 26, 1998, relating to the financial statements of PTN Media, Inc., and to the reference to our firm under the caption "Experts" in this registration statement.

                                          LAZAR LEVINE & FELIX LLP

New York, New York
May 6, 1998